                                                                    Exhibit 23.8

                                                          [ARTHUR ANDERSEN LOGO]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

As independent public accountants of SPR Inc., we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement.

                                               /s/ Arthur Andersen LLP
                                               Arthur Andersen LLP

Chicago, Illinois
March 22, 2000